Exhibit 5.1

WongPartnership LLP 12 Marina Boulevard Level 28 Marina Bay Financial Centre Tower 3 Singapore 018982 T +65 6416 8000 wongpartnership.com

ASEAN | CHINA | MIDDLE EAST

Date: 10 November 2025	FROM
LJV/ONKC/THYA/20160703

The Board of Directors	f:+65 6532 5711
Wave Life Sciences Ltd.	Not for service of court documents
c/o 733 Concord Avenue	Not for urgent correspondence
Cambridge, MA 02138
United States of America	d:+65 6416 2415

e:kuanchung.ong@wongpartnership.com

Dear Sir/Madam

WAVE LIFE SCIENCES LTD. (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM S-8 IN RESPECT OF THE 8,000,000 2021 PLAN SHARES (AS DEFINED BELOW)

A.	Introduction

1.

We have acted as legal advisers to the Company, a company incorporated under the laws of the Republic of Singapore, as to Singapore law in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of 8,000,000 additional ordinary shares of the Company (the “2021 Plan Shares”) reserved for issuance under the Wave Life Sciences Ltd. 2021 Equity Incentive Plan, as amended (the “2021 Plan”).

2.

We do not express nor imply any opinion with respect to the effect of any law other than the laws of Singapore as of the date of this opinion, and have made no investigation of, and do not express or imply views of, any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of Singapore as applied by the courts of Singapore as of the date of this opinion. Any claim pursuant to this opinion shall only be brought in the courts of the Republic of Singapore. All references to the laws of the Republic of Singapore or a specific law of the Republic of Singapore in this opinion are references to the laws of the Republic of Singapore as applied by the courts of the Republic of Singapore as of the date of this opinion. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion. We have taken instructions solely from the Company.

3.

In respect of the 2021 Plan and the 2021 Plan Shares, we have assumed due compliance with all matters concerning the laws of the United States of America and all other relevant jurisdictions (other than in Singapore in respect of the matters set out in paragraph 7 of this opinion).

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act 2005.

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B.	Documents

4.	In rendering the opinions set out below, we have examined:

4.1.

an electronic copy (in Portable Document Format) of the certificate confirming incorporation of the Company dated 24 July 2012 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

4.2.

an electronic copy (in Portable Document Format) of the certificate confirming incorporation upon conversion of the Company dated 6 November 2015 issued by ACRA confirming the Company’s conversion to a public company;

4.3.	an electronic copy (in Portable Document Format) of the constitution of the Company, as amended on 9 November 2015 (the “Constitutive Documents”);

4.4.

electronic copies (in Portable Document Format) of the minutes of meetings of the Board of Directors of the Company (the “Board”) held on 15 June 2021, 7 June 2023, 5 June 2024 and 11 June 2025, resolutions in writing of the Board dated 25 June 2022, and minutes of meetings of the compensation committee of the Board held on 6 June 2022, 22 June 2022, 7 June 2023, 3 June 2024 and 10 June 2025 (the “Board Resolutions”);

4.5.

electronic copies (in Portable Document Format) of the minutes dated 18 August 2021 of the annual general meeting of the Company held on 10 August 2021, the minutes dated 9 August 2022 of the annual general meeting of the Company held on 9 August 2022, the minutes dated 1 August 2023 of the annual general meeting of the Company held on 1 August 2023, the minutes dated 6 August 2024 of the annual general meeting of the Company held on 6 August 2024 and the minutes dated 5 August 2025 of the annual general meeting of the Company held on 5 August 2025 (the “Shareholders’ Resolutions” and together with the Board Resolutions, the “Resolutions”);

4.6.

an electronic copy (in Portable Document Format) of the 2021 Plan, as amended, appended as Exhibit 10.1 to the Company’s current report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, filed by the Company with the Commission on 11 August 2025;

4.7.	an electronic copy (in Portable Document Format) of the Registration Statement; and

4.8.	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

5.

This opinion is being rendered to you in connection with the filing of the Registration Statement. Except as expressly provided in paragraph 7 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 4 herein.

C.	Assumptions

6.	We have assumed (without enquiry and with your consent):

6.1.

all signatures (including without limitation marks or text purporting to be signatures) (whether electronic or otherwise) on all documents submitted or made available to us (a) are genuine and authentic, (b) have not been altered or tampered with in any way, and (c) are in compliance with the constitutive documents of the parties (if a company) and where applicable, the Electronic Transactions Act 2010 of Singapore, and that each such signature is that of a person

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duly authorised to affix the same and execute the relevant documents in the manner it was executed, and, where a document was signed by electronic signature or purported to be signed in that manner, was affixed at the direction of (or provided by) such person, the authenticity of all documents submitted or made available to us as originals, and the completeness and the conformity to original documents of all copies submitted or made available to us;

6.2.

that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated, amended or superseded, and all representations, warranties, assumptions and factual statements contained therein are true and accurate;

6.3.	that the Resolutions were:

(a)

duly passed at properly convened meetings of duly appointed directors or the shareholders of the Company, or a duly constituted committee of the Board, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutive Documents; and

(b)	duly passed in accordance with the provisions of the Companies Act 1967 of Singapore (the “Companies Act”);

6.4.

that the copy of the 2021 Plan appended as Exhibit 10.1 to the Company’s current report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, filed by the Company with the Commission on 11 August 2025, is true, complete and up-to-date, and has not been revoked, rescinded, superseded or amended and is in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of the 2021 Plan;

6.5.

that the approvals conferred by the copies of the Resolutions submitted to us have not been revoked, rescinded, superseded or amended and are in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of the Resolutions;

6.6.	that the directors of the Company:

(a)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(b)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement with the Commission, the entry into the transactions contemplated in the 2021 Plan (including, but without limitation, the grant of individual awards and issuance of the 2021 Plan Shares), and without intention to defraud any of the creditors of the Company; and

(c)

have each disclosed and will disclose any interest which the director may have in the 2021 Plan and the 2021 Plan Shares in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time and except as disclosed, none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the constitution of the Company in force at that time;

6.7.	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

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6.8.	that the individual grants, purchases and issuances under the 2021 Plan are duly authorised by all necessary corporate actions of the Company;

6.9.

that the individual grants, purchases and issuances are made under the 2021 Plan and the 2021 Plan Shares are duly issued in accordance with the requirements of applicable law (other than the laws of the Republic of Singapore in respect of the opinions in paragraph 7), the rules of the 2021 Plan and the individual grants, and in compliance with Section 77 of the Companies Act;

6.10.

that, at the time of the individual grants, purchases and issuances of the 2021 Plan Shares, the Company has obtained a mandate from shareholders of the Company to issue ordinary shares of the Company pursuant to Section 161 of the Companies Act (the “Share Issue Mandate”) and such Share Issue Mandate has not expired in accordance with its terms or been previously revoked or varied by the Company in general meeting;

6.11.

that the 2021 Plan Shares to be issued under the terms of the 2021 Plan and the individual grants will be duly registered in the names of the persons who had been granted and issued the 2021 Plan Shares, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the 2021 Plan Shares will be duly issued and delivered;

6.12.	that no law (including, without limitation, any public policy) of any jurisdiction outside Singapore is relevant to or affects the opinions expressed or conclusions stated in this opinion;

6.13.

that there shall be the absence of fraud, bad faith, undue influence, coercion, duress, mistake or misrepresentation on the part of the Company and its respective officers, employees, agents and advisers;

6.14.

that all acts, conditions or things required to be fulfilled, performed or effected in connection with the allotment and issue of the 2021 Plan Shares under the laws of any jurisdiction (other than by the Company under the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) will be duly fulfilled, performed and complied with;

6.15.

that there are no provisions of the laws of any jurisdiction (other than the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) which will be contravened by the allotment and issue of the 2021 Plan Shares and that, insofar as any obligation expressed to be incurred or performed under the 2021 Plan and to the extent relevant, in connection with the allotment and issue of the 2021 Plan Shares, falls to be performed in or is otherwise subject to the laws of any jurisdiction (other than the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion), its performance will not be illegal by virtue of the laws of that jurisdiction;

6.16.

that all applicable consents, approvals, authorisations, licences, exemptions or orders required from any applicable governmental or other regulatory authorities and all other requirements for allotment and issue of the 2021 Plan Shares (other than those required by the Company under the laws of the Republic of Singapore in relation to the matters set out in paragraph 7 of this opinion) have been (and have not been withdrawn) or will be duly obtained or fulfilled, and are (and will remain) in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

6.17.	that there are no agreements, documents, arrangements or transactions to which the Company is a party to that may in any way prohibit or restrict the allotment and issue of the 2021 Plan Shares;

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6.18.	that the Constitutive Documents will not be amended in a manner that would have the effect of rendering any of our opinions in paragraph 7 inaccurate;

6.19.

that no foreign law is relevant to or affects the opinions expressed, or conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside the Republic of Singapore, and insofar as the laws of any jurisdiction outside the Republic of Singapore may be relevant, such laws have been or will be complied with; and

6.20.

that none of the 2021 Plan, the individual grants, the 2021 Plan Shares or any of the transactions contemplated under the 2021 Plan and the awards granted under the 2021 Plan constitutes or will constitute a sham.

D.	Opinion

7.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that, the 2021 Plan Shares will, when issued and delivered by the Company in accordance with the Constitutive Documents and the terms of the 2021 Plan, and pursuant to the laws of Singapore against payment of such amounts required in accordance with the rules of the 2021 Plan and the individual grants, be validly issued, fully paid and non-assessable.

E.	Qualifications

8.	This opinion is subject to the following qualifications:

8.1.

for the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under the laws of the Republic of Singapore) in relation to the 2021 Plan Shares to be issued means that holders of such shares, having fully paid up all amounts due on such shares, or such shares having been credited as fully paid up, as the case may be, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares;

8.2.

we are not responsible for, and have not investigated or verified, the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the documents referred to in paragraph 4 of this opinion. We do not express any opinion as to any matters of fact generally, including statements of foreign law, or the reasonableness of any assumptions or statements of opinion or intention, contained in the documents described in paragraph 4. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents;

8.3.

we express no opinion as to the validity, binding effect or enforceability of any provision in the 2021 Plan, the individual grants or, where applicable, the 2021 Plan Shares by reference to a law other than that of the Republic of Singapore, or as to the availability in the Republic of Singapore of remedies which are available in other jurisdictions;

8.4.	with respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company;

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8.5.	we have only examined a copy of the Registration Statement and not the information or documents incorporated by reference to the Registration Statement; and

8.6.

this opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to the documents listed in paragraph 4 of this opinion, or to any other matter or document in connection with, referred to, contemplated by or incorporated by reference, in such documents.

9.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or to the rules and regulations of the Commission thereunder.

10.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extended by implication to any other matter in connection with the 2021 Plan, or otherwise, including, but without limitation, any other document (including the Registration Statement). Further, except for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion is not to be circulated or disclosed to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if any), nor is it to be used or relied upon for any other purpose, or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP